UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 13, 2017

Date of Report (Date of earliest event reported)

TiVo Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37870	61-1793262
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

Two Circle Star Way

San Carlos, California 94070

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Principal Executive Officer.

Effective as of Enrique Rodriguez’s commencement of employment with TiVo Corporation (“TiVo” or the “Company”), Mr. Thomas Carson is ceasing service as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors. Mr. Carson will stay on in an advisory capacity through the beginning of the second quarter of 2018 to assist Mr. Rodriguez in transition matters, pursuant to the terms of a transition agreement dated October 4, 2017.

(c), (d) and (e) Appointment and Compensation of Principal Executive Officer and Director.

On November 13, 2017, the Company announced the appointment of Enrique Rodriguez as President and Chief Executive Officer. In this position, Mr. Rodriguez will serve as the Principal Executive Officer of the Company. Mr. Rodriguez is commencing employment with the Company on November 13, 2017, and has been appointed as a member of the Company’s Board of Directors. A copy of the press release announcing Mr. Rodriguez’s appointment is attached as Exhibit 99.1 to this report.

Mr. Rodriguez, age 55, from August 2015 to November 2017, served as Executive Vice President and Chief Technical Officer of AT&T, Inc.’s Entertainment Group. From January 2013 to July 2015, he served as Executive Vice President, Operations and Products of Sirius XM. From October 2012 to January 2013, he served as Group Vice President of Sirius XM. Prior to his employment at Sirius XM, Mr. Rodriguez was the Senior Vice President and General Manager of Cisco Systems Inc.’s Service Provider Video Technology Group from May 2010 until December 2011. Mr. Rodriguez served as Corporate Vice President for the TV Division of Microsoft Corp. from June 2006 until April 2010. Prior to heading Microsoft’s TV Division, Mr. Rodriguez served as Vice President of Xbox Partnerships for Microsoft. Before joining Microsoft in 2003, Mr. Rodriguez spent over 20 years at Thomson/RCA in a variety of engineering and executive roles where he was awarded over 25 U.S. patents and international derivatives.

There are no family relationships between Mr. Rodriguez and any Company director, executive officer or nominee for any such position.

Mr. Rodriguez is not a party to any transaction with the Company other than as described in this report or contemplated in the Offer Letter (as defined below) or Severance Agreement (as defined below).

Offer Letter with Mr. Rodriguez

The Company entered into an offer letter agreement with Mr. Rodriguez dated November 5, 2017 (the “Offer Letter”), a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference. Under the terms of the Offer Letter, Mr. Rodriguez is employed on an “at-will” basis, is entitled to an initial annual base salary of $750,000, and for the 2018 fiscal year and subsequent fiscal years, is eligible to participate in the Senior Executive Company Incentive Plan (the “EIP”) with a cash bonus target equal to 125% of his base salary. Mr. Rodriguez will also receive Company benefits pursuant to Company policy and subject to the terms and conditions of the governing benefit plans, and will become party to the Company’s standard indemnification agreement for its directors and officers. The initial term of Mr. Rodriguez’s employment with the Company, subject to at-will termination by either the Company or Mr. Rodriguez, ends on December 31, 2020 and may be renewed for additional one-year periods on the terms set forth in the Offer Letter. The Company’s failure to renew Mr. Rodriguez’s employment (other than due to its termination of Mr. Rodriguez for Cause (as defined in the Severance Agreement), Mr. Rodriguez’s termination for any reason other than Good Reason (as defined in the Severance Agreement), or as a result of Mr. Rodriguez’s death or Disability (as defined in the Severance Agreement)) shall be deemed to be a termination without Cause under the Severance Agreement.

TiVo also will grant Mr. Rodriguez, on the first day of the month following his start date, a performance-based restricted stock unit award for 800,000 shares of the Company’s common stock (the “initial Performance-Based RSU”), with a target number of shares subject to the award of 400,000 shares (the “Target Number of Shares”) and the ability to vest in up to twice the Target Number of Shares based on (i) achievement of certain average annual total shareholder return targets (15%, 22.5%, and 30%), or (ii) achievement of certain TiVo stock price targets ($28, $34, and $40), over the period between Mr. Rodriguez’s start date and December 31, 2020.

# of Shares Earned	3 year Annual TSR Target	Stock Price Target
400,000	15%	$28
600,000	22.5%	$34
800,000	30%	$40

Make-Whole Compensation Arrangements

Pursuant to the Offer Letter, Mr. Rodriguez will also receive various awards and payments in consideration of various cash compensation and equity awards at his former employer that Mr. Rodriguez is forgoing, as well as certain expenses that he is incurring, to accept TiVo’s offer. Such awards and payments consist of:

(1) In consideration for the long-term incentive compensation at his former employer that he is forgoing to accept TiVo’s offer, six separate time-based restricted stock unit awards (the “Replacement RSUs”), with such awards to be granted on the first day of the month following his start date in amounts, on terms, and subject to the vesting conditions described in the Offer Letter;

(2) In consideration for the long-term incentive compensation at his former employer that he is forgoing to accept TiVo’s offer, a cash amount of $973,000 paid no later than March 15, 2018;

(3) In consideration for the 2017 annual incentive compensation at his former employer that he is forgoing to accept TiVo’s offer, a cash payment of $1,225,000. Such payment shall be paid no later than March 15, 2018; and

(4) In consideration for deferred compensation at his former employer that he is forgoing and relocation expenses that he is incurring to accept TiVo’s offer, a cash payment of $1,600,000. Such payment shall be paid within 30 days following Mr. Rodriguez’s start date, and shall be subject to repayment if Mr. Rodriguez’s employment is terminated by the Company with Cause or by Mr. Rodriguez without Good Reason, in each case within one year following his start date.

Mr. Rodriguez will also be eligible, subject to his continued services to the Company, to receive annual equity awards as discussed in the Offer Letter.

The foregoing description of the Offer Letter is a summary and is qualified in its entirety by reference to the copy of the Offer Letter attached hereto as Exhibit 10.1 and incorporated by reference herein.

Severance Agreement with Mr. Rodriguez

The Company also entered into an Executive Severance and Arbitration Agreement (the “Severance Agreement”) with Mr. Rodriguez dated November 5, 2017. A copy of the Severance Agreement is attached to this report as Exhibit 10.2 and incorporated herein by reference. Capitalized terms below are defined in the Severance Agreement.

The Severance Agreement provides, among other things, for severance payments to Mr. Rodriguez under certain conditions as follows:

Severance for Qualifying Termination Unrelated to a Change in Control

If, at any time, the Company terminates Mr. Rodriguez’s employment without Cause and other than as a result of Mr. Rodriguez’s death or Disability, or Mr. Rodriguez resigns for Good Reason, and in each case such termination is not a termination in anticipation of or following a Change in Control, then subject to certain obligations required of Mr. Rodriguez, including the execution, delivery and non-revocation of a release of claims against the Company: (i) the Company shall continue to pay Mr. Rodriguez at his regular base pay for a period of 12 months immediately following such termination, provided that the first payment thereof will be paid on the 90th day following such termination and will include any installments that would have been paid in the first 90 days but for the delay while waiting for such 90th day; (ii) the Company shall pay Mr. Rodriguez an amount equal to 125% of his annual base salary, in a lump sum, on the 90th day following such termination; (iii) if such termination occurs on or after July 1 but on or before December 31 of any fiscal year, the Company shall pay Mr. Rodriguez a prorated amount of Mr. Rodriguez’s EIP bonus for such fiscal year, as determined by the compensation committee of the Company’s Board of Directors based on achievement of the applicable performance goals and the number of days Mr. Rodriguez was employed by the Company during the year in which his termination occurs, payable in a lump sum, less applicable deductions and withholdings, no later than March 15th of the year following the year of such termination (and if such termination occurs after December 31 but prior to the date that EIP bonuses are paid for the fiscal year just ended, the Company shall pay Mr. Rodriguez the full amount of his EIP bonus, as determined by the compensation committee of the Company’s Board of Directors based on achievement of the applicable performance goals, with such amount to be paid in a lump sum on the 90th day following such termination); (iv) the Company will fully accelerate the vesting of each Replacement RSU that is outstanding and unvested as of the date of such termination, with such acceleration to be effective as of the 90th day following such termination; (v) the Company will accelerate the vesting of the initial Performance-Based RSU, if it is outstanding and unvested as of the date of such termination, for a number of shares equal to the greater of: (1) (A) the Target Number of Shares, multiplied by (B) the applicable percentage of the Target Number of Shares that would otherwise vest based on average annual total shareholder return, as determined under the Severance Agreement, multiplied by (C) a fraction, the numerator of which is the number of days Mr. Rodriguez is employed by the Company during the original Performance Period (as defined in the Offer Letter) and the denominator of which is the total number of days during the original Performance Period (as defined in the Offer Letter); and (2) the number of TiVo Stock Price Achievement Shares (as defined in the Offer Letter) that became eligible to vest prior to the date of such termination under the terms of the Offer Letter, multiplied by the fraction described in subpart (C) above, with such acceleration to be effective as of the 90th day following such termination; (vi) the Company will accelerate the vesting of any annual equity awards with time-based vesting that are outstanding and unvested as of the date of such termination and that vest solely on continued service, as if Mr. Rodriguez had remained in continuous service of the Company for an additional 12 months after such termination, with such acceleration to be effective as of the 90th day following such termination; and (vii) during the period in which the Company is obligated to pay salary continuation pursuant to clause (i) above, the Company shall provide Mr. Rodriguez (and his spouse and other qualified dependents, if any) all Welfare Benefits (as defined in the Severance Agreement) that the Company provided to Mr. Rodriguez immediately prior to his termination, subject to the terms and conditions of the Severance Agreement.

Severance for Qualifying Termination Related to a Change in Control

In the event that a Change in Control occurs and, within the period beginning 90 days before the date of the Change in Control and ending 24 months thereafter, Mr. Rodriguez’s employment either is terminated by the Company without Cause and other than as a result of Mr. Rodriguez’s death or Disability, or Mr. Rodriguez resigns for Good Reason, then subject to certain obligations required of Mr. Rodriguez, including the execution, delivery and non-revocation of a release of claims against the Company: (i) the Company shall continue to pay Mr. Rodriguez at his regular base pay for a period of 24 months immediately following such termination, provided that the first payment thereof will be paid on the 90th day following such termination and will include any installments that would have been paid in the first 90 days but for the delay while waiting for such 90th day; (ii) the Company shall pay Mr. Rodriguez an amount equal to 250% of his annual base salary, in a lump sum, on the 90th day following such termination; (iii) if such termination occurs on or after July 1 but on or before December 31 of any fiscal year, the Company shall pay Mr. Rodriguez a prorated amount of Mr. Rodriguez’s target EIP bonus for such fiscal year based on the number of days Mr. Rodriguez was employed by the Company during the year in which his termination occurs, payable in a lump sum, less applicable deductions and withholdings, on the 90th day following such termination (and if such termination occurs after December 31 but prior to the date that EIP bonuses are paid for the fiscal year just ended, the Company shall pay Mr. Rodriguez the full amount of his EIP bonus, as determined by the compensation committee of the Company’s Board of Directors based on achievement of the applicable performance goals, with such amount to be paid in a lump sum on the 90th day following such termination); (iv) the Company will fully accelerate the vesting of each Replacement RSU that is outstanding and unvested as of the date of such termination, with such acceleration to be effective as of the 90th day following such termination; (v) the Company will accelerate the vesting of the initial Performance-Based RSU, if it is outstanding and unvested as of the date of such termination, for a number of shares equal to the greater of: (1) (A) the Target Number of Shares, multiplied by (B) the greater of (x) 100% and (y) the applicable percentage of the Target Number of Shares that would otherwise vest based on average annual total shareholder return, as determined under the Severance Agreement; and (2) the number of TiVo Stock Price Achievement Shares that became eligible to vest prior to the date of such termination under the terms of the Offer Letter, with such acceleration to be effective as of the 90th day following such termination; (vi) the Company will fully accelerate the vesting of any annual equity awards with time-based vesting that are outstanding and unvested as of the date of such termination and that vest solely on continued service, with such acceleration to be effective as of the 90th day following such termination; (vii) the Company will accelerate the vesting of any annual equity awards with performance-based vesting that are outstanding and unvested as of the date of such termination for a number of shares subject to such annual equity award equal to (A) the target number of shares subject to such annual equity award, multiplied by (B) the greater of (x) 100% and (y) the percentage of the target number of shares that would otherwise vest based on achievement of the applicable performance goals if the applicable performance period ended on the date immediately prior to the Change in Control, as determined under the Severance Agreement, multiplied by (C) a fraction, the numerator of which is the number of days Mr. Rodriguez is employed by the Company during the applicable performance period and the denominator of which is the total number of days during the applicable performance period, with such acceleration to be effective as of the 90th day following such termination; and (viii) during the period in which the Company is obligated to pay salary continuation pursuant to clause (i) above, the Company shall provide Mr. Rodriguez (and his spouse and other qualified dependents, if any) all Welfare Benefits (as defined in the Severance Agreement) that the Company provided to Mr. Rodriguez immediately prior to his termination, subject to the terms and conditions of the Severance Agreement.

Severance for Termination Due to Death or Disability

In the event that Mr. Rodriguez’s employment is terminated by the Company as a result of Mr. Rodriguez’s death or Disability, then subject to certain obligations required of Mr. Rodriguez or his successors, including the execution, delivery and non-revocation of a release of claims against the Company: (i) if such termination occurs on or after July 1 but on or before December 31 of any fiscal year, the Company shall pay Mr. Rodriguez a prorated amount of Mr. Rodriguez’s EIP bonus for such fiscal year, as determined by the compensation committee of the Company’s Board of Directors based on achievement of the applicable performance goals and the number of days Mr. Rodriguez was employed by the Company during the year in which his termination occurs, payable in a lump sum, less applicable deductions and withholdings, no later than March 15th of the year following the year of such termination (and if such termination occurs after December 31 but prior to the date that EIP bonuses are paid for the fiscal year just ended, the Company shall pay Mr. Rodriguez the full amount of his EIP bonus, as determined by the compensation committee of the Company’s Board of Directors based on achievement of the applicable performance goals, with such amount to be paid in a lump sum on the 90th day following such termination); (ii) the Company will fully accelerate the vesting of each Replacement RSU that is outstanding and unvested as of the date of such termination, with such acceleration to be effective as of the 90th day following such termination; and (iii) the Company will provide for the vesting of the initial Performance-Based RSU, if it is outstanding and unvested as of the date of such termination, for a number of shares equal to the greater of: (1) (A) the Target Number of Shares, multiplied by (B) the applicable percentage of the Target Number of Shares that would otherwise vest based on average annual total shareholder return (as determined under the Severance Agreement), multiplied by (C) a fraction, the numerator of which is the number of days Mr. Rodriguez is employed by the Company during the original Performance Period (as defined in the Offer Letter) and the denominator of which is the total number of days during the original Performance Period (as defined in the Offer Letter); and (2) the number of TiVo Stock Price Achievement Shares that became eligible to vest prior to the date of such termination under the terms of the Offer Letter, multiplied by the fraction described in subpart (C) above, with such vesting to occur on the Compensation Committee Certification Date.

The foregoing description of the Severance Agreement is a summary and is qualified in its entirety by reference to the copy of the Executive Severance and Arbitration Agreement attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are filed with this report on Form 8-K:

Exhibit Number	Description

10.1	Offer letter to Enrique Rodriguez dated November 5, 2017

10.2	Executive Severance and Arbitration Agreement with Enrique Rodriguez dated November 5, 2017

99.1	Press release announcing appointment of Enrique Rodriguez as President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TiVo Corporation (Registrant)

Date: November 13, 2017	By:	/s/ Pamela Sergeeff
Pamela Sergeeff
Executive Vice President & General Counsel